UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 10, 2000

SANGSTAT MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-22890	94-3076-069
(Commission File Number)	(IRS Employer Identification Number)

6300 Dumbarton Circle
Fremont, California   94555

(Address of principal executive offices including zip code)

510-789-4300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Matters

On July 10, 2000, the Company issued a press release announcing the decision, in consultation with the FDA, to recall all lots of SangCya® (Cyclosporine Oral solution, USP (MODIFIED), 100mg/mL), 50 mL bottle, from US wholesalers. A study in healthy volunteers has identified that SangCya is not bioequivalent to Neoral® oral solution when mixed with apple juice as recommended in its labeling. The Company is taking this Class II recall action with the knowledge of the FDA and has voluntarily withdrawn the product. This recall is limited to SangCya oral solution.

On July 10, 2000, the Company issued a second press release announcing that as a result of the recall of SangCya®, the Company would report a one-time charge associated with the recall in conjunction with the second quarter earnings announcement. The total one-time charge is expected to be between $0.60 and $0.70 per share. The major portion of the reserve is a non-cash charge since it relates to inventory that has already been paid for.

The foregoing are discussed in greater detail in the Company's press releases, copies of which are filed herewith as exhibits 99.1 and 99.2.

Item 7. Financial Statements and Exhibits

(a) Financial statements of business acquired. - Not applicable

(b) Pro forma financial information. - Not applicable

(c) Exhibits.

Exhibit No.	Description
99.1	Press release dated July 10, 2000.
99.2	Press release dated July 10, 2000.

SIGNATURES

Pursuant to the requirement of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 14, 2000

SANGSTAT MEDICAL CORPORATION

By:	/s/ Stephen G. Dance

Stephen G. Dance
Senior Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated July 10, 2000.
99.2	Press release dated July 10, 2000.